UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
April 29, 2011
Date of Report (Date of earliest event reported)
STEWART INFORMATION SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-02658 (Commission File Number)	74-1677330 (IRS Employer Identification No.)

1980 Post Oak Blvd. Houston, Texas (Address of principal executive offices)	77056 (Zip Code)
Registrant’s telephone number, including area code: 713-625-8100
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On April 29, 2011, Stewart Information Services Corporation (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, 15,926,631 shares of Company common stock were present in person or by proxy and 1,050,012 shares of Company B common stock were present in person or by proxy. The stockholders voted on four proposals and cast their votes as described below.
Proposal No. 1
The Company’s common stockholders elected five of the Company’s nine directors, and the Company’s Class B stockholders elected the remaining four of the Company’s nine directors as set forth below:

	For	Withheld	Broker Non-Votes
Election of Directors by Common Stockholders
Catherine A. Allen	7,798,768	6,200,098	1,927,765
Robert L. Clarke	7,782,870	6,215,996	1,927,765
Dr. E. Douglas Hodo	7,738,177	6,260,689	1,927,765
Laurie C. Moore	7,740,099	6,258,767	1,927,765
Dr. W. Arthur Porter	6,984,360	7,014,506	1,927,765

Election of Directors by Class B Common Stockholders
Thomas G. Apel	1,050,012	0	0
Paul W. Hobby	1,050,012	0	0
Malcolm S. Morris	1,050,012	0	0
Stewart Morris, Jr.	1,050,012	0	0
Proposal No. 2
The Company’s stockholders cast their votes with respect to an advisory resolution regarding the compensation of the Company’s named executive officers as set forth below:

For	Against	Abstentions	Broker Non-Votes
7,197,809	7,657,295	193,773	1,927,766
Although this vote is non-binding, the Company’s Board of Directors takes the results of this vote seriously and is already working to address the stockholders’ concerns.
Proposal No. 3
The Company’s stockholders cast their votes with respect to an advisory resolution regarding the frequency at which the Company should include an advisory resolution in its proxy statement regarding the compensation of its named executive officers as set forth below:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
9,670,861	158,408	4,892,967	323,005	1,931,402
Although the Company recommended a Say-on-Pay vote every three years, based on the voting results, the Company has decided to include a Say-on-Pay vote every year.

Proposal No. 4
The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent auditors for 2011 as set forth below:

For	Against	Abstentions
16,389,622	486,640	100,381

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART INFORMATION SERVICES CORPORATION
	By:	/s/ J. Allen Berryman
J. Allen Berryman, Executive Vice President,
Date: May 3, 2011		Secretary, Treasurer and Principal Financial Officer